EXHIBIT 10.3

LICENSE AGREEMENT

This License Agreement (“Agreement”) is effective as of January 1, 2009 (the “Effective Date”) by and between, on one hand, Primal Solutions, Inc, a Delaware corporation (“Primal”), and Wireless Billing Systems, a California corporation (“WBS”) (WBS and Primal, collectively, “Licensee”), and, on the other hand, BillWise, Inc., a California corporation (“BillWise”) (BillWise and Licensee, each a “Party” and collectively the “Parties”), with respect to the following facts:

WHEREAS, the Parties have entered into that certain Asset Purchase Agreement dated as of the Effective Date (“APA”), pursuant to which BillWise is purchasing certain assets from, and assuming certain obligations and liabilities of, Licensee, including the Software and Trademarks;

WHEREAS, Licensee requires a license back to the Software and Trademarks in order to perform certain of its obligations under the APA and to continue to service its customers (excluding the Transferred Customers) existing as of December 31, 2008 (“Customers”); and

WHEREAS, BillWise is willing to grant Licensee such a license pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, based on the foregoing premises and in consideration of the promises contained in this Agreement, the Parties agree as follows:

1.           DEFINITIONS

.  Capitalized terms used in this Agreement have the meanings ascribed to them below or where defined in this Agreement.  Any capitalized terms used and not defined in this Agreement have the meanings ascribed to such terms in the APA.

1.1           “Affiliate” means, with respect to an entity, any other entity that controls, is controlled by, or is under common control with such entity.  For the purposes of this Agreement, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such person whether through the ownership of voting securities, by contract, or otherwise.

1.2           “Confidential Information” means all information regarding a Party’s business or affairs, including, without limitation, the Software, business concepts, processes, methods, systems, know-how, devices, formulas, product specifications, marketing methods, prices, customer lists, methods of operation, and other information, whether in oral, written, or electronic form, that is either designated as confidential or that is disclosed under circumstances such that a reasonable person would know it is confidential.  The terms, but not the existence, of this Agreement are confidential.  The following information will not be deemed Confidential Information:  (i) information that is or becomes publicly available through no fault of the Party obligated to keep it confidential; (ii) information with regard to the other Party that was rightfully known by a Party prior to commencement of discussions regarding the subject matter of the Agreement; (iii) information that was independently developed by a Party without use of the Confidential Information; and (iv) information rightfully disclosed to a Party by a third party without continuing restrictions on its use or disclosure.

1.3           “including” means including, without limitation.

1.4           “Intellectual Property Rights” means any and all of the following (by whatever name or term known or designated) now known or hereafter existing anywhere in the world:  (i) rights associated with works of authorship, including, without limitation, all exclusive exploitation rights, copyrights, moral rights, and mask work rights; (ii) trade secret rights and other Confidential Information;

(iii) patents (including, without limitation, reissues, divisions, reexaminations, extensions, provisionals, continuations, and continuations-in-part thereof), designs, and other industrial property rights; (iv) source code, object code, formulas, ideas, concepts, mask works, methods, know-how, processes, devices, and the like, whether or not any of the foregoing are subject to protection under law; (v) all registrations, applications, renewals, extensions, continuations, divisions, reissues, and the like; and (vi) all other intellectual property and proprietary rights of every kind and nature whether arising by operation of law, contract, license, or otherwise, including trademark, service mark, trade dress, and other marks based on designation of source or origin.

1.5           “Software” means all of the software transferred to BillWise pursuant to the APA (including Connect IXC, Access IM, Connect RTR, IPC, WPM, Marketing Dashboard and Revenue Assurance Suite), and any derivative works, modifications, or improvements thereof produced by or on behalf of Licensee to the extent Licensee retains ownership and has the right to transfer ownership thereof, in each case including all associated source code, object code, documentation, and related Intellectual Property Rights; provided that “Software,” for purposes of this Agreement, shall not include Connect CCB, Communications Resources Manager (CRM), and EBP&P.

1.6           “Trademarks” means the trademarks, service marks, trade dress, and similar indicia that were transferred to BillWise pursuant to the APA that are used to identify or distinguish the various products associated with the Software.

1.7           “Use” means use, copy, distribute, create derivative works from, modify, display, perform, transmit, make, sublicense, offer to sublicense, import, maintain, and improve.

2.           LICENSE.  Subject to the terms and conditions of this Agreement, BillWise hereby grants Licensee a worldwide, royalty free and fully-paid, irrevocable, and non-transferable right and license, under all Intellectual Property Rights, to Use the Software and Trademarks solely for the purposes of:  (i) providing services as necessary to support BillWise pursuant to the terms of the APA and as otherwise requested by BillWise and (ii) while Licensee has outstanding contractual obligations to Customers, providing its services to such Customers, including, without limitation, Time-Warner Cable, Inc., and otherwise as necessary to fulfill its obligations under its agreements with such Customers, as amended or otherwise modified.  Notwithstanding the foregoing, Licensee may not sell or transfer any license to the Software except consistent with past practices in the ordinary course of its business.

3.           PROPRIETARY RIGHTS.

3.1           Ownership of Intellectual Property Rights.  Except for the rights expressly granted under this Agreement, BillWise will own all Intellectual Property Rights and all other right, title, and interest in and to the Software and Trademarks.  No right or license will be implied by estoppel or otherwise, other than the rights and licenses expressly granted in this Agreement, and all rights not specifically granted to Licensee in this Agreement are reserved by BillWise.  BillWise owns all Intellectual Property Rights in and to the Trademarks and Software, including, without limitation, any updates or upgrades thereto provided by BillWise under this or any other agreement.  To the extent that Licensee retains ownership and has the right to transfer ownership thereof, Licensee hereby assigns to BillWise exclusive ownership of any derivative works, modifications, or improvements of Software produced by or on behalf of Licensee, either separately or jointly with others.

3.2           Quality Control.  BillWise acknowledges and agrees that it is familiar with the quality of goods and services provided by Primal prior to the Effective Date and such quality is acceptable with respect to goods and services bearing the Trademarks.  Primal shall use reasonable efforts to ensure that the quality of the goods and services bearing the Trademarks remains equal to or better than quality of goods and services provided by Primal prior to the Effective Date.  Primal shall obtain BillWise’s prior written approval before using the Trademarks on any newly created marketing materials.

3.3           Confidential Information.  Any Confidential Information of one Party (hereinafter the “Disclosing Party”) received by the other Party (hereinafter the “Receiving Party”) under this Agreement shall be used, disclosed, or copied, only for the purposes of, and only in accordance with, this Agreement.  The Receiving Party shall use reasonable efforts to prevent the unauthorized Use of the Disclosing Party’s Confidential Information; provided, however, that a Party may disclose the Confidential Information to its Affiliates and subcontractors that:  (i) have a need to know such Confidential Information for purposes of carrying out their obligations under this Agreement but only to the extent that such Confidential Information is needed to perform their obligations under this Agreement and (ii) have agreed in writing in advance to be bound by a written confidentiality agreement reasonably acceptable to the other Party.  The Receiving Party shall notify the Disclosing Party immediately in the event of any unauthorized Use of any Confidential Information.  Further, either Party may disclose the terms of this Agreement, subject to the execution of a confidentiality agreement, to its board of directors or other similar governing body, its attorneys and accountants, and potential acquisition partners or funding sources, and as required by law, rule, regulation.  Either Party shall have the right to disclose Confidential Information as required by law or legal process or under the applicable rules of a securities market or exchange; provided, however, that the disclosing Party shall use reasonable efforts to give the other Party a reasonable opportunity to intervene to prevent such disclosure or to obtain a protective order, and that any Confidential Information so disclosed otherwise remains subject to the confidentiality obligations set forth in this Section.

4.           EXCLUSION OF DAMAGES.  EXCEPT AS MAY OTHERWISE BE PROVIDED IN THE APA, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR SIMILAR DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE AND BASED ON ANY CAUSE OF ACTION, INCLUDING CLAIMS FOR LOSS OF GOODWILL OR LOST PROFITS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OCCURRING.

5.           TERM AND TERMINATION. This Agreement will commence as of the Effective Date and will continue until Licensee has fulfilled or been discharged of its obligations set forth in Section 2 of this Agreement, whether under written agreements or otherwise.  The Parties acknowledge and agree that they otherwise intend this Agreement to be non-terminable.  If a Party breaches this Agreement, the other Party will have no right to terminate this Agreement; rather, its sole remedy will be to seek an injunction and damages as may be available under applicable law.  Section 3.3 of this Agreement shall survive any termination of this Agreement until such time as the Confidential Information becomes publicly available through no fault of the Receiving Party.

6.           GENERAL.

6.1           Entire Agreement.  This Agreement (and the Recitals, which are hereby incorporated herein by this reference), and the APA, constitutes the entire understanding and agreement, and supersedes any and all prior or contemporaneous representations, understandings, and agreements between the Parties with respect to the subject matter of this Agreement, all of which are hereby merged into this Agreement.  All amendments, supplements or modifications of this Agreement must be in writing and executed by the Parties.

6.2           Independent Parties.  Nothing contained in this Agreement will be deemed to create, or be construed as creating, a joint venture or partnership between the Parties.  Neither Party is, by virtue of this Agreement or otherwise, authorized as an agent or legal representative of the other Party.  Neither Party to this Agreement is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf or in the name of the other Party, or to bind such other Party in any manner.

6.3           No Third Party Beneficiary.  Nothing contained in this Agreement will be deemed to create, or be construed as creating, any third party beneficiary right of action upon any third party whatsoever.

6.4           Export Regulations.  Licensee shall not export, directly or indirectly, any Software or other Confidential Information acquired under this Agreement in violation of any applicable export and import laws and regulations (including, without limitation, those of the United States).

6.5           Injunctive Relief.  Each Party agrees that if it breaches any of its obligations with respect to the other Party’s Confidential Information or infringes the other Party’s Intellectual Property Rights, it will cause the other Party irreparable injury that cannot be readily remedied in monetary damages in an action at law.  Therefore, each Party agrees that the other Party shall be entitled to obtain, on an expedited basis from any court of competent jurisdiction, and without the requirement of the posting of a bond or other security, immediate injunctive relief to enjoin any such breach or prospective breach or any infringement or prospective infringement.  The foregoing will be in addition to, and not in lieu of, such other remedies as either Party may otherwise have available to it under applicable law.

6.6           Waiver.  No waiver of any provision of this Agreement, or any rights or obligations of either Party under this Agreement, will be effective, except pursuant to a written instrument signed by the Party waiving compliance, and any such waiver will be effective only in the specific instance and for the specific purpose stated in such writing.

6.7           Severability of Provisions.  In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement will remain valid and enforceable according to its terms.

6.8           Force Majeure.  If, by reason of any labor dispute, strike, lockout, riot, war, act of terrorism, inability to obtain labor or materials, earthquake, fire or other action of the elements, accident, governmental restriction, appropriation or other cause beyond the control of a Party, either Party is unable to perform in whole or in part its obligations as set forth in this Agreement, then such Party shall be relieved of those obligations to the extent it is so unable to perform and such inability to perform shall not make such Party liable to the other Party.  Neither Party shall be liable for any loss, injury, delay, or damages suffered or incurred by the other Party due to the above causes.

6.9           Binding Effect; Assignment.  This Agreement will be binding upon and will inure to the benefit of the Parties and their respective heirs, representatives, successors and permitted assigns.  BillWise may freely assign this Agreement without the prior written consent of the Licensee; Licensee may assign this Agreement only upon the prior written consent of BillWise, such consent not to be unreasonably withheld.  If either Party subcontracts any of its rights or obligations under this Agreement to any third party, such Party shall remain fully responsible for the acts and omissions of its subcontractors and for the performance of its obligations under this Agreement.

6.10           Forum, Governing Law and Jurisdiction.  The validity, construction, interpretation, and legal effect of this Agreement will be governed by the laws of the State of California (irrespective of its choice of law rules) and the United States of America applicable to contracts entered into and performed entirely within the State of California.  Any action at law or in equity arising under or in connection with this Agreement will be filed only in an appropriate State or Federal Court located in Orange County,

California.  The Parties hereby irrevocably consent and submit to the exclusive personal jurisdiction of and venue in such courts for the purposes of litigating any such action.

6.11           Notice.  Any notice given by either Party to the other shall be in writing and will be sent by personal delivery, internationally recognized overnight courier or U.S. Mail, certified, postage prepaid, return receipt requested, to the Parties at their respective addresses set forth in the APA, or such other address(es) as specified in writing by such Party in accordance with this Section.  Notice will be effective when delivered or five (5) days after it is sent, whichever is sooner.

6.12           Review of Counsel; Construction.  Each of the Parties acknowledges that it has had the opportunity to have this Agreement reviewed by independent legal counsel of its choice.  The rule of construction that any ambiguity in an agreement be construed against the drafter will not apply to this Agreement.  All references to periods of time reflect calendar periods, unless expressly stated otherwise.  The headings to Sections of this Agreement are for convenience or reference only and do not form a part of this Agreement and will not in any way affect its interpretation.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

PRIMAL SOLUTIONS, INC.	BILLWISE, INC.
By: /s/ John E. Rehfeld	By: /s/ Joseph R. Simrell
Name: John E. Rehfeld	Name: Joseph R. Simrell
Title: Authorized Person	Title: President
WIRELESS BILLING SYSTEMS
By: /s/ John E. Rehfeld
Name: John E. Rehfeld
Title: Authorized Person